                  UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                              SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  /X/

Filed by a Party other than the Registrant   / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/  Definitive Proxy Statement    Definitive Additional Materials

/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                 DIRECT FOCUS, INC.
-------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrant statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                                      [LOGO]

                           ------------------------------

                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON JUNE 25, 1999

                           ------------------------------
To the Stockholders of Direct Focus, Inc.:

     The Annual Meeting of the shareholders of Direct Focus, Inc. will be held at the Heathman Lodge, 7801 N.E. Greenwood Drive, Vancouver, Washington on June 25, 1999, at 10:00 a.m. PDT, for the following purposes:

     1. To elect seven directors to the Company's Board of Directors, each for a one year term; and

     2. To consider and act upon any other matter which may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders who held their shares at the close of business on May 21, 1999, the record date, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     All shareholders are cordially invited to attend the Annual Meeting, at which management will present a review of the Company's operations for the year ended December 31, 1998. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the Annual Meeting in accordance with your proxy. If you attend the meeting, you may revoke your proxy and vote in person.

                              By Order of the Board of Directors


                              ROD W. RICE
                              CHIEF FINANCIAL OFFICER AND SECRETARY

VANCOUVER, WASHINGTON
MAY 27, 1999

                                 DIRECT FOCUS, INC.
                               2200 N.E. 65TH AVENUE
                            VANCOUVER, WASHINGTON 98661

                           ------------------------------

                                  PROXY STATEMENT
                           ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON JUNE 25, 1999

                           ------------------------------

     The Board of Directors of Direct Focus, Inc. (the "Company") is furnishing this Proxy Statement and the accompanying Annual Report to Shareholders, Notice of Annual Meeting and proxy card in connection with its solicitation of proxies for use at the Company's 1999 Annual Meeting of Shareholders or any adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at the Heathman Lodge, 7801 N.E. Greenwood Drive, Vancouver, Washington on June 25, 1999, at 10:00 a.m., Pacific Daylight Savings Time. The Company is bearing all expenses associated with this solicitation. The Company's officers or regular employees, without additional remuneration, may follow this written proxy solicitation with personal solicitation of certain shareholders in person or by telephone or facsimile transmission.

     The Board of Directors has designated the two persons named on the enclosed proxy card, Brian R. Cook and Rod W. Rice, to serve as proxies in connection with the Annual Meeting. These proxy materials and the accompanying Annual Report to Shareholders are being mailed on or about May 27, 1999, to the Company's shareholders of record on May 21, 1999.

REVOCABILITY OF PROXIES

     Any shareholder who executes a proxy is entitled to revoke it at any time prior to its use at the Annual Meeting by:

     -    Delivering written notice of revocation to the Company's Secretary;
     - Delivering an executed proxy bearing a later date to the Company's Secretary; or
     -    Attending the Annual Meeting and voting in person.

RECORD DATE

     The Board of Directors has fixed the close of business on May 21, 1999, as the record date for determining which of the Company's shareholders are entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, 10,452,100 shares of the Company's common stock were outstanding and held of record by approximately 80 shareholders.

VOTING AT THE ANNUAL MEETING

     Each share of common stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. Shareholders are not entitled to cumulate their votes. The presence, in person or by proxy, of the holders of a majority of the Company's outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting. If a quorum is present, the seven nominees who receive the greatest number of votes cast for the election of directors by the shares present and voting in person or by proxy will be elected as directors. Directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will have an effect on the outcome. Therefore, abstention from voting or nonvoting by brokers will not affect the outcome of the election.

PROXY PROCEDURE

     When a proxy card is properly dated, executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the instructions specified in the proxy. If no specific instructions are specified, the shares will be voted FOR the election of the director nominees described below. If other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment with respect to such matters.

                               ELECTION OF DIRECTORS

     In accordance with the Company's Amended and Restated Bylaws, the Board of Directors shall be comprised of no less than five and no more than fifteen directors, with the specific number to be determined by the Board of Directors. By resolution adopted on May 7, 1999, the Board of Directors set the number of directors at seven.

NOMINEES

     At the Annual Meeting, the shareholders will elect a board of seven directors to serve until the 2000 annual meeting or until their respective successors are elected and qualified. The Board of Directors has nominated the individuals listed below to serve on the Board. All nominees other than Paul F. Little are current directors of the Company. As of the date of this Proxy Statement, each nominee has consented to serve as a director. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Board of Directors may provide for a lesser number of directors or designate a substitute. If the Board of Directors designates a substitute, the proxy holders will have the discretionary authority to vote for the substitute. Proxies may not be voted for more than seven nominees.

 NAME                                 AGE             HAS BEEN A DIRECTOR SINCE
 -------------------                  ---             -------------------------
 Kirkland C. Aly                       42                        1996

 C. Reed Brown                         52                        1998

 Brian R. Cook                         49                        1986

 Gary L. Hopkins                       51                        1993

 Paul F. Little                        56                        N.A.

 Roger J. Sharp                        43                        1995

 Roland E. Wheeler                     50                        1986

     KIRKLAND C. ALY has been a director of Direct Focus since 1996. Mr. Aly was named Senior Vice President of Webforia, Inc. in May 1999, with responsibility for managing and developing webforia.com. Commencing in 1997, Mr. Aly was Executive Vice President of Softbank Content Services, Inc., and subsequently served as Vice President of Worldwide Sales & Marketing at Software Logistix Corporation following its acquisition of Softbank in 1998. Logistix develops, implements and manages integrated supply chains for high technology companies. From 1996 to 1997, Mr. Aly was a principal in KDI Capital, LLC, and from 1995 to 1997, Mr. Aly was the President and Chief Executive Officer of Atrieva Corporation. Throughout 1994, Mr. Aly was the President of Prism Group, Inc. Mr. Aly received his B.A. in Communications from Washington State University.

     C. REED BROWN joined Direct Focus in 1998 as the Director of Business/Legal Affairs and has served as a director since 1998. From 1996 to 1997, Mr. Brown served as Vice President/General Counsel and Director of Business Affairs at Williams Worldwide Television, and also served briefly as President and Chief Operating Officer of Stilson & Stilson Advertising and Marketing. From 1992 to 1996, Mr. Brown held various positions at HealthRider, Inc., including General Counsel/Vice President, Executive Vice President, Corporate Secretary and President of HealthRider Kiosk, Inc. Mr. Brown received his
J.D. in 1973 from the University of Utah College of Law. Mr. Brown also serves as a director of Pen Interconnect, Inc.

     BRIAN R. COOK has served as a director and the President and Chief Executive Officer of Direct Focus since 1986. Mr. Cook received his B.A. in Business Administration, with a major in accounting, from Western Washington University. He is a Certified Public Accountant. Mr. Cook is married to the sister of Mr. Hopkins' wife.

     GARY L. HOPKINS has been a director of Direct Focus since January 1993. Mr. Hopkins is currently the Branch Operations Manager of Qpoint Mortgage, a position he has held since March 1998. Mr. Hopkins previously served as a Senior Lending Officer at Olympic NW Mortgage from 1996 to 1998, a Senior Loan Officer at Emerald Mortgage from 1994 to 1996, and as President and CEO of Merit Escrow from 1990 to 1994. Mr. Hopkins is married to the sister of Mr. Cook's wife.

     PAUL F. LITTLE has been a principal in a Canadian merchant banking group, Gornitzki, Thompson & Little ("GTL"), since its inception in 1986. GTL provides development capital for entrepreneurial companies that desire access to the public market. Mr. Little is a Chartered Accountant and holds an M.B.A. from the University of British Columbia.

     ROGER J. SHARP has been a director of Direct Focus since 1995. Since 1993, he has served as the President of The Sharp Law Firm in Vancouver, Washington, a general civil legal practice. He received his J.D. from the University of Washington School of Law in 1981. Mr. Sharp has provided, and from time to time may continue to provide, legal services to Direct Focus.

     ROLAND E. "SANDY" WHEELER has served as a director of Direct Focus since 1986. Since 1998, he has served as the President and CEO of DynaMed, Inc., a cancer research company. In addition, since 1996, he has served as the President of V-Care Health Systems, Inc., a medical equipment company. From 1994 to 1995, Mr. Wheeler served as the Vice President of Marketing of Direct Focus.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1998, the Board of Directors held four (4) meetings and took action pursuant to three (3) unanimous written consents. No director while in office attended fewer than 75% of the Board meetings.

     The Board of Directors has two committees: an Audit Committee and a Year 2000 Committee. Kirkland C. Aly, Roger J. Sharp, and C. Reed Brown serve on the Audit Committee. The Audit Committee has authority to: (1) make recommendations to the Board of Directors regarding the selection of independent auditors; (2) review the results and scope of audits and other services provided by the Company's independent auditors; and (3) review and evaluate the Company's audit and control functions. C. Reed Brown and Roland Wheeler serve on the Year 2000 Committee, which is charged with developing, overseeing and reviewing the Company's Year 2000 response and contingency plan. In 1998, the full Board of Directors considered and took action on matters within the jurisdiction of the Audit Committee and Year 2000 Committee. Consequently, neither the Audit Committee nor the Year 2000 Committee met in 1998.

     The Company does not have a nominating committee or a compensation committee. Instead, the full Board of Directors considers and determines nomination and compensation issues. No officer or employees who is a director participates in Board deliberations regarding their own compensation.

DIRECTOR COMPENSATION

     The Company pays all of its non-employee directors $500 per day plus travel expenses for each Board meeting they attend in person, and $150 per day for each Board meeting they attend telephonically. On February 27, 1998, the Board of Directors granted to each non-employee director an option to purchase 5,000 shares of the Company's common stock at an exercise price equal to the market price of the Company's common stock at the close of trading on the Toronto Stock Exchange on the date of grant. On May 8, 1998, the Board of Directors granted to Mr. Brown an option to purchase 5,000 shares of the Company's common stock under the same terms. In addition, on May 8, 1998, the Board of Directors granted a $10,000 bonus to each director other than C. Reed Brown and Brian R. Cook.

BOARD RECOMMENDATION

     The Board of Directors recommends a vote in favor of each of the nominees named in this Proxy Statement.

                            SECURITY OWNERSHIP OF CERTAIN
                           BENEFICIAL OWNERS AND MANAGEMENT

     The following table summarizes certain information regarding the beneficial ownership of the Company's outstanding common stock as of May 21, 1999, by: (1) each director and director nominee; (2) each executive officer whose name appears in the summary compensation table; (3) all persons that the Company knows are beneficial owners of more than 5% of the Company's common stock, and (4) all directors and executive officers as a group.

                                                                           SHARES
                                                                      BENEFICIALLY OWNED
                                                                  ---------------------------
DIRECTORS, EXECUTIVE OFFICERS AND 5% SHAREHOLDERS(1)                NUMBER      PERCENTAGE(2)
----------------------------------------------------              -----------   -------------
Brian R. Cook(3)                                                   671,071           6.4%
Randal R. Potter(4)                                                160,666           1.5
Rod W. Rice(5)                                                     105,999           1.0
C. Reed Brown(6)                                                    15,000            *
Kirkland C. Aly(7)                                                  14,000            *
Gary L. Hopkins(8)                                                  44,000            *
Paul F. Little(9)                                                  352,610           3.4
Roger J. Sharp(10)                                                  33,723            *
Roland E. Wheeler(11)                                              324,586           3.1
All directors and executive officers as a group (9 persons)      1,721,655           16.5

*    Less than 1%.
(1) The address of all directors and executive officers is the Company's address: 2200 N.E. 65th Avenue, Vancouver, Washington 98661.
(2) All percentages have been calculated assuming that 10,452,100 shares of the Company's common stock are issued and outstanding. In accordance with SEC regulations, each percentage calculation with respect to a shareholder assumes the exercise of all outstanding options that such shareholder holds and that can be exercised within 60 days after the date of this proxy statement.
(3)  Includes 80,000 shares issuable upon the exercise of options.
(4)  Includes 39,166 shares issuable upon the exercise of options.
(5)  Includes 18,333 shares issuable upon the exercise of options.
(6)  Includes 15,000 shares issuable upon the exercise of options.
(7)  Includes 5,000 shares issuable upon the exercise of options.
(8)  Includes 15,000 shares issuable upon the exercise of options.
(9) Includes 202,810 shares held by Westover Investments, Inc., of which Mr. Little is the sole shareholder and director. Mr. Little's address is 211 Queen's Quay West, Suite 911, Toronto, Ontario, Canada M5J 2M6.
(10) Includes 5,000 shares issuable upon the exercise of options, 4,000 shares held by Mr. Sharp's spouse and 1,900 shares held by Mr. Sharp's children. Mr. Sharp's spouse is the custodian for all shares held by their children.
(11) Includes 5,000 shares issuable upon the exercise of options and 18,900 shares held by Mr. Wheeler's daughter.

                                 EXECUTIVE OFFICERS

     The following table identifies the Company's current executive officers, the positions they hold and the year in which they began serving in their respective capacities. The Board of Directors elects all officers, who hold office until their respective successors are elected and qualified.

                                                                    Position
 Name              Age  Position(s) with the Company               Held Since
 ---------------   ---  ----------------------------               ----------
 Brian R. Cook      49  President and Chief Executive Officer,        1986
                        Director
 Randal R. Potter   31  Vice President of Marketing                   1995
 Rod W. Rice        35  Chief Financial Officer, Treasurer and        1995
                        Secretary

     For information on Brian R. Cook's business background, see "Nominees for Director" above.

     RANDAL R. POTTER joined Direct Focus in 1991 as a Creative Director and Marketing Manager and was named Vice President of Marketing in December 1995. Mr. Potter, who received his B.S. in Social Science from Washington State University, has been involved in the direct marketing industry since 1986.

     ROD W. RICE joined Direct Focus in 1994 as Controller and was named Chief Financial Officer, Treasurer and Secretary in 1995. From 1992 to 1994, Mr. Rice was a senior assistant accountant with Deloitte & Touche LLP. Mr. Rice received his B.S. in Business Administration, with a major in Accounting and Economics, from Portland State University. He is a Certified Public Accountant.

                               EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding the compensation the Company paid to its Chief Executive Officer and other executive officers whose salary and bonus together exceeded $100,000 in 1998.
 These individuals are referred to collectively in this Proxy Statement as the "Named Executive Officers."

                             SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                            ANNUAL COMPENSATION            COMPENSATION
                                       ---------------------------    ---------------------
                                                                            SECURITIES
NAME AND PRINCIPAL POSITION    YEAR    SALARY ($)(1)   BONUS ($)(2)   UNDERLYING OPTIONS (#)
----------------------------   ----    -------------   ------------   ----------------------
Brian R. Cook, President &     1998     $175,000        $175,000              30,000
CEO

Randal R. Potter, Vice         1998     $105,000        $105,000              20,000
President, Marketing

Rod W. Rice, Chief             1998     $ 90,000        $ 90,000              25,000
Financial Officer,
Treasurer and Secretary

(1) In February 1999, the Board of Directors approved salary increases for each of the Named Executive Officers. The 1999 salaries for Messrs. Cook, Potter and Rice are $225,000, $150,000 and $120,000, respectively.
(2) The Board of Directors has sole discretion in establishing bonus awards. All bonuses awarded in 1998 were in accordance with the performance-based criteria established by the Board of Directors in February 1998.

OPTION GRANTS

     The following table sets forth information concerning stock option grants to the Named Executive Officers during 1998.

                               OPTION GRANTS IN 1998

                                           INDIVIDUAL GRANTS                             GRANT DATE VALUE
                  -------------------------------------------------------------------  --------------------
                     NUMBER OF
                    SECURITIES    % OF TOTAL OPTIONS
                    UNDERLYING        GRANTED TO
                     OPTIONS           EMPLOYEES         EXERCISE                           GRANT DATE
       NAME       GRANTED(1) (#)      IN 1998(2)      PRICE ($/Sh)(3) EXPIRATION DATE  PRESENT VALUE(4) ($)
----------------  --------------- ------------------  --------------- ---------------  --------------------
Brian R. Cook         30,000             16.0%             $4.62         2/28/2003            $90,000

Randal R. Potter      20,000             10.6%             $4.62         2/28/2003            $60,000

Rod W. Rice           25,000             13.3%             $4.62         2/28/2003            $75,000

(1) The options were granted on February 27, 1998. Mr. Cook's option vested in full on the date of grant. Mr. Potter's and Mr. Rice's options vest in one-third increments on each of the first three anniversaries of the grant date.
(2) During 1998, the Board of Directors granted options to purchase a total of 188,000 shares of Direct Focus common stock.
(3) In accordance with the Company's Stock Option Plan, the exercise price per share equals the closing price of the Company's common stock on the grant date. The exercise price may be adjusted only upon the occurrence of specific events that would dilute the Company's share capital.
(4) The fair value of each option grant was estimated on the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions: (a) all options granted will vest as scheduled; (b) no dividend yield; (c) a risk-free interest rate of 5%; and (d) an expected volatility of 76%.

     The following table summarizes the number and value of options exercised by the Named Executive Officers during 1998 and the value of options held by such persons as of May 17, 1999.

                      AGGREGATED OPTION EXERCISES IN 1998 AND
                               YEAR END OPTION VALUES

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-THE-
                                                       OPTIONS AT YEAR END (#)      MONEY OPTIONS AT YEAR END ($)
                                                    ---------------------------     -----------------------------
                     SHARES
                   ACQUIRED ON        VALUE
       NAME        EXERCISE(#)     REALIZED ($)     EXERCISABLE   UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-----------------  -----------     ------------     -----------   -------------     -----------     -------------
Brian R. Cook            --          $     --         80,000              --        $1,026,300        $     --

Randal R. Potter     63,500          $333,688        107,500          20,000        $1,581,675        $211,200

Rod W. Rice          37,213          $100,705         36,666          48,334        $  527,791        $603,009


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     BRIAN R. COOK is employed as the Company's President and Chief Executive Officer pursuant to an employment agreement dated as of January 1, 1998 (the "Cook Agreement"). Mr. Cook's current salary is $225,000 per year, and is subject to increase at the discretion of the Board of Directors. He is also entitled to reimbursement for reasonable out-of-pocket expenses. The Cook Agreement had an initial term of one year, with automatic renewals for subsequent one-year terms. The Company may terminate the Cook Agreement by providing Mr. Cook with at least six months' notice of such termination.
Upon the receipt of such notice, all unpaid salary that would have been paid to Mr. Cook during the remaining term of his employment would become immediately due and payable.

     RANDAL R. POTTER is employed as the Company's Vice President of Marketing pursuant to an employment agreement dated as of January 1, 1998 (the "Potter Agreement"). Mr. Potter's current salary is $150,000 per year, and is subject to increase at the discretion of the Board of Directors. He is also entitled to reimbursement for reasonable out-of-pocket expenses. The Potter Agreement had an initial term of one year, with automatic renewals for subsequent one-year terms. The Company may terminate the Potter Agreement by providing Mr. Potter with at least six months' notice of such termination. Upon the receipt of such notice, all unpaid salary that would have been paid to Mr. Potter during the remaining term of his employment would become immediately due and payable.

     ROD W. RICE is employed as the Company's Chief Financial Officer pursuant to an employment agreement dated as of January 1, 1998 (the "Rice Agreement"). Mr. Rice's current salary is $120,000 per year, and is subject to increase at the discretion of the Board of Directors. He is also entitled to reimbursement for reasonable out-of-pocket expenses. The Rice Agreement had an initial term of one year, with automatic renewals for subsequent one-year terms. The Company may terminate the Rice Agreement by providing Mr. Rice with at least six months' notice of such termination. Upon the receipt of such notice, all unpaid salary that would have been paid to Mr. Rice during the remaining term of his employment would become immediately due and payable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors does not have a compensation committee. During 1998, director Brian R. Cook, who is also the Company's President and Chief Executive Officer, participated in Board deliberations regarding the compensation of all executive officers other than himself.

                          REPORT ON EXECUTIVE COMPENSATION

     The following report of the Company's Board of Directors describes the compensation policies and rationale with respect to the Company's executive officers during 1998. The information contained in the report shall not be deemed "soliciting material" or "filed with the SEC," and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates such information by reference.

     The Board of Directors administers the Company's executive compensation program. As part of its mandate, the Board of Directors is responsible for:
(1) determining the most effective overall executive compensation strategy based upon the Company's needs and consistent with shareholder interests; (2) administering the Company's executive compensation program and policies; (3) monitoring the Company's performance and its relationship to executive compensation; and (4) reviewing and making appropriate changes to executive compensation as warranted.

     COMPENSATION PHILOSOPHY

     The Board's executive compensation program is designed to encourage, compensate and reward employees on the basis of individual and corporate performance, both in the short and long term. Each executive compensation package is comprised of a base salary and an annual incentive bonus tied to corporate performance, and is supplemented by long-term incentives in the form of stock options. As an executive officer's level of responsibility increases, a greater percentage of total compensation is based on performance, and the mix of total compensation shifts toward stock options. The Board of Directors believes that this compensation program increases the mutuality of interest between the Company's executive officers and shareholders.

     BASE SALARY

     The Board of Directors sets base salaries for its executive officers at levels it believes are competitive with the base salaries paid by leading, comparably sized corporations in the direct marketing and fitness industries. The Board of Directors approves base salary ranges for the Company's executive officers based on reviews of market data from peer group, industry and national surveys. Within each range, the Board of Directors establishes a base salary for each executive officer based on individual performance, the executive officer's level of responsibility and the importance of the position to the Company.

     ANNUAL BONUS

     In the first quarter of each year, the Board of Directors establishes target corporate performance goals based on actual earnings per share and other significant factors, such as cash management, strategic business development and personnel management. At the end of each year, the Board of Directors evaluates corporate performance in light of these goals. If the Company meets or surpasses the pre-established performance goals, the Board of Directors generally will award a bonus to each executive officer equal to 100.0% of his base salary. However, the Board of Directors has absolute discretion in awarding annual bonuses and may award greater or lesser annual bonuses to one or more executive officers based, whether or not the Company achieves its performance goals. In 1998, the Company surpassed its performance goals and each of the Company's executive officers were awarded a 100.0% annual bonus.

     STOCK OPTIONS

     The Board of Directors views stock options as the key long-term element in its performance-based executive compensation program. The Board of Directors grants stock options to the Company's executive officers based on the Board's estimation of each executive officer's contribution to the Company's long-term growth and profitability. Generally, each stock option granted to an executive officer has an exercise price equal to the market price on the grant date and vests in one-third increments over a three-year period. See "Option Grants in Last Fiscal Year" for a summary of options granted to the Company's executive officers during 1998.

1998 COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Board of Directors established Mr. Cook's 1998 base salary of $175,000 in the manner described in "Base Salaries" above with respect to all executive officers. Mr. Cook earned a $175,000 annual bonus based on corporate and individual performance as described in "Annual Bonus" above.
In 1998, the Board of Directors awarded Mr. Cook an option to purchase 30,000 shares of the Company's common stock.

SUBMITTED BY THE BOARD OF DIRECTORS:

     Kirkland C. Aly     Gary L. Hopkins
     C. Reed Brown       Roger J. Sharp
     Brian R. Cook       Roland E. Wheeler

                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company acquired the rights to its Bowflex technology from Tessema
D. Shifferaw, the inventor of the technology and an original shareholder, pursuant to an agreement that provides for royalty payments to Mr. Shifferaw equal to 3.0% of the net sales of the Company's Bowflex products. The Company's typical royalty fees with independent third parties range between 3.0% and 5.0% of net product sales. The Company paid approximately $1.6 million to Mr. Shifferaw in 1998. In 1992, Mr. Shifferaw negotiated a separate royalty-based agreement with Brian R. Cook and Roland E. Wheeler to induce them to continue their employment with the Company. Under this agreement, Mr. Shifferaw is obligated to pay Messrs. Cook and Wheeler 40.0% (20.0% each) of annual royalties in excess of $90,000. For 1998, Messrs. Cook and Wheeler each expect to receive $302,765 from Mr. Shifferaw under this arrangement.

              SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires the Company's directors and executive officers and persons who own more than ten percent of the outstanding shares of the Company's Common Stock ("ten percent stockholders"), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of Common Stock and other equity securities of the Company. The Company's common stock was not registered under the 1934 Act during 1998. Consequently, none of its directors, executive officers or 10% shareholders were required to file any Section 16(a) reports during 1998.

                               SHAREHOLDER PROPOSALS

     Proposals by shareholders intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company at its principal executive office no later than February 26, 2000, in order to be included in the Company's 2000 Proxy Statement. The Company's Amended and Restated Bylaws require shareholders to deliver proposals they intend to present at the Company's 2000 Annual Meeting to the Company's principal executive office no later than sixty calendar days (April 26, 2000) and no earlier than 90 calendar days (March 27, 2000) prior to the first anniversary of the Company's 1999 Annual Meeting.

                      INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Company employed Deloitte & Touche LLP as its independent accountants during 1998. There have been no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the matter in their report. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. Each representative will be given the opportunity to make a statement on behalf of their firm if such representative so desires, and each representative will be available to respond to appropriate stockholder questions.

                           TRANSACTION OF OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that may come before the Annual Meeting. The persons named in the enclosed proxy card intend to vote the proxy in accordance with their best judgment if any other matters properly come before the Annual Meeting.

     Please return the enclosed proxy card as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Annual Meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy card exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to insure that you will be represented at this important meeting.

                                   By the Order of the Board of Directors:


                                   ----------------------------------------
                                   Rod W. Rice
                                   Chief Financial Officer, Treasurer and
                                   Secretary
                                   Dated: May 27, 1999.

                                 DIRECT FOCUS, INC.

         Proxy for Annual Meeting of Shareholders to be Held June 25, 1999

     The undersigned hereby names, constitutes and appoints Brian R. Cook and Rod W. Rice, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Direct Focus, Inc. (the "Company"), to be held at 10:00 a.m. PDT on Friday, June 25, 1999, and at any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned on May 21, 1999, with all the powers that the undersigned would possess if he were personally present.

1.   PROPOSAL 1: ELECTION OF DIRECTORS
     / /  FOR all nominees named below
     / /  WITHHOLD AUTHORITY for all nominees named below

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH NOMINEE'S NAME)

          Kirkland C. Aly          Gary L. Hopkins          Roland E. Wheeler
          Brian R. Cook            Paul F. Little
          C. Reed Brown            Roger J. Sharp

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.

2. Upon such other matters as may properly come before, or incident to the conduct of the Annual Meeting, the Proxy holders shall vote in such manner as they determine to be in the Company's best interests. Management is not presently aware of any such matters to be presented for action at the meeting.

COMPANY MANAGEMENT IS SOLICITING THIS PROXY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE ABOVE ITEM, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1.

                         Dated
                               --------------------------------------

                         --------------------------------------------
                         Shareholder (PRINT NAME)

                         --------------------------------------------
                         Shareholder (SIGN NAME)

                         I DO / / DO NOT / / PLAN TO ATTEND THE MEETING.

                         The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company's Secretary at the Company's corporate offices at 2200 N.E. 65th Avenue, Vancouver, Washington 98661, prior to the Annual Meeting. The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects in writing to vote in person.